Exhibit 99.4

SRX Global Management Team to Host Virtual Fireside Chat on July 14, 2026, and Issues Letter to Shareholders

Virtual Fireside Chat Scheduled for Tuesday, July 14, 2026, at 10:30 a.m. ET

NORTH PALM BEACH, FL — July 10, 2026 — SRX Global, Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today announced that Chief Executive Officer, Kent Cunningham, and President of EMJX and Head of Asset Management, Eric Jackson, will participate in a virtual Fireside Chat on Tuesday, July 14, 2026, to discuss recent developments, the completed EMJX acquisition, and vision for the future.

SRX Global Fireside Chat Details

●	Date: Tuesday, July 14, 2026
●	Time: 10:30 a.m. ET
●	Moderator: Valter Pinto, Managing Director, KCSA Strategic Communications
●	Panelists: Kent Cunningham, CEO, and Eric Jackson, Head of Asset Management
●	Format: 25-minute question-and-answer session open to all investors
●	Webcast Link: https://us02web.zoom.us/webinar/register/WN_mvfVVXwORt6fLqRqgIc4Ng#/registration

A replay of the presentation will be made available on the Company’s investor relations website following the event.

Additionally, SRX Global issued the following letter to shareholders:

Fellow Shareholders,

The past several months have represented one of the most significant periods of transformation in our Company’s history.

As we stand today, we successfully completed the acquisition of EMJX, establishing SRX Global as an AI-enabled platform dedicated to delivering shareholder value through a portfolio of high-conviction operating assets and investments. As we disclosed this week, we have over $55 million in cash and short-term investments and no debt, representing a net asset value of approximately $3.07 per share1.

Our proprietary technology, diverse portfolio and best-in-class team will propel our business forward. We laid the foundation, and now we are focused on execution.

While we recognize that the trading halt, share consolidation, and related share price volatility of recent weeks have been difficult for our shareholders, we do not take that lightly and clearly, there is a disconnect in the market.

The share consolidation was a necessary action to maintain our listing on NYSE American. While SRXH shares have been under pressure, we view this as a temporary market disconnect and we are moving quickly to address this divide.

In a dedicated effort to consistently find ways to deliver value to our shareholders, this week, we announced two major milestones: 1) a share repurchase program for up to 10 million common shares of SRXH stock and 2) a dividend delivering approximately $1 million of cash, in the aggregate, directly to shareholders from our investment in SpaceX and hedging strategy - a decisive step to return value as we execute our strategy. Additionally, over the past few months, we deployed capital into a series of high-conviction investments, including Greenland Mines, ARMR Sciences, Smartkem, Uber, and Optimi Health Corp, among others, and continued to advance our strategies in EMJX and consumer pet food brand Halo®. We believe we are well-positioned across high-growth opportunities in Financial Technology, Consumer, and Biotech to unlock future shareholder value.

Our Vision for the Future

The world is entering an extraordinary period of disruption driven by artificial intelligence, accelerating technological change, and structural shifts across industries and geographies. These forces will create enormous value, but they will also create inefficiencies.

Exceptional businesses will periodically require growth capital, strategic partners, operational expertise, or creative financing. Others will become temporarily misunderstood or mispriced as public markets increasingly focus on quarterly results rather than long-term intrinsic value.

We believe this environment creates an exceptional opportunity for disciplined capital allocators with permanent capital, operational experience, and the ability to act decisively. This belief has driven our investment decisions and current portfolio exposure.

Our Investment Framework

We pair artificial intelligence and our team’s know-how to source, diligence, manage, and execute investments that have the potential to compound intrinsic value per share at attractive rates while limiting downside exposure. We only pursue opportunities where we possess one or more meaningful advantages:

●	Proprietary sourcing and differentiated insight
●	Operational expertise built through decades of leadership
●	Access to exceptional founders, executives, and industry partners
●	Creative capital structuring capabilities

Our strategy is intentionally broad enough to pursue exceptional opportunities while remaining disciplined enough to invest only where we possess genuine competitive advantages.

Three Pillars of Capital Deployment

Control Investments

Where appropriate, we intend to acquire controlling interests in businesses possessing durable competitive advantages with meaningful opportunities for operational improvement. We seek businesses where leadership, technology, pricing, marketing, data, distribution, capital allocation, or AI-enabled execution can materially improve long-term economics.

Minority Investments

Not every exceptional opportunity requires control. Many outstanding founders seek thoughtful, long-term partners who contribute strategic insight while preserving entrepreneurial independence. In these situations, we intend to partner with management teams we trust and support them with capital, strategic guidance, operating experience, and AI-enabled capabilities.

Special Situations

Periods of uncertainty frequently create the most attractive opportunities. We intend to pursue selective investments including structured financings, recapitalizations, corporate carve-outs, dislocated assets, transition situations, and other complex opportunities where creativity, speed, and flexibility provide competitive advantages.

Across these three pillars, we view our AI capabilities as part of our organizational infrastructure and a force multiplier. We will leverage AI to materially improve decision quality and execution in sourcing, diligence, underwriting, portfolio monitoring, customer acquisition, pricing optimization, supply chain management, and operational execution.

Capital Allocation Priorities

We are employing a disciplined capital allocation framework based on four key priorities:

1)	Preserve balance sheet strength and liquidity to capitalize on high-conviction investment opportunities while maintaining disciplined, returns-focused capital allocation.
2)	Strategically deploy excess corporate liquidity into a diversified, highly liquid, investment-grade fixed-income portfolio designed to preserve principal, maintain near-immediate liquidity and enhance risk-adjusted treasury returns.
3)	Continue investing in Halo to accelerate product innovation, commercial execution, distribution expansion and long-term organic growth.
4)	Deploy capital toward strategic investments and value-accretive acquisitions that complement the Company’s portfolio and leverage its AI-enabled investment platform.

Looking Ahead

Our ambition is straightforward: to build SRX Global into a trusted long-term compounder of capital, earned through disciplined execution and transparent, consistent communication with every shareholder.

We feel confident in our team, our technology and our resources to usher in this next chapter of growth for SRX.

Thank you for your confidence and partnership as we build this next chapter together. We look forward to speaking with everyone next week on our fireside chat.

Sincerely,

Kent Cunningham

Chief Executive Officer

SRX Global Inc.

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

1Preliminary Financial Information and Supplemental Financial Measure

The financial information presented herein is preliminary, unaudited and subject to the completion of the Company’s quarter-end financial closing procedures, preparation and review of its financial statements, and other customary quarter-end adjustments. Actual reported financial results may differ from the information presented herein. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, on or before August 14, 2026. Estimated net asset value (“NAV”) represents estimated total assets less estimated total liabilities as of June 30, 2026, divided by approximately 19.5 million common shares outstanding after giving effect to the Company’s one-for-sixty reverse stock split effective July 6, 2026. Estimated total assets include cash, short-term investment assets, digital assets, accounts receivable, inventory and certain other current assets. NAV is presented as a supplemental financial measure to assist investors in understanding the Company’s preliminary balance sheet position and should not be considered a substitute for any measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including stockholders’ equity or total assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com